Exhibit 99.1



           U. S. STEEL COMPLETES SALE OF A MAJOR PORTION OF EJ&E TO CN


     PITTSBURGH, Feb. 1, 2009 - United States Steel Corporation (NYSE: X)

announced today that it has completed the previously announced sale of a major portion of the Elgin, Joliet and Eastern Railway Company (EJ&E) to a subsidiary of the Canadian National Railway Company.

                                      -oOo-

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